UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 22, 2004 (December 20, 2004)

AMERICAN HOMEPATIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

5200 Maryland Way, Suite 400, Brentwood ,TN 37027-5018
(Address of principal executive offices)

(615) 221-8884
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On December 20, 2004, American Homepatient, Inc. (the “Company”) announced the appointment of Stephen Clanton, age 53, as its new Executive Vice President and Chief Financial Officer. From December 8, 1999 to the present, Mr. Clanton served as Senior Vice President and Chief Financial Officer of DESA International, LLC, a manufacturer of residential heating products and specialty tools. Prior to December 1999, Mr. Clanton served as Senior Vice President and Chief Financial Officer of International Comfort Products, a manufacturer of residential and light commercial HVAC equipment.

     The Company expects that Mr. Clanton’s appointment will become effective on January 3, 2005. The Company and Mr. Clanton have agreed in principle upon the terms of his employment and the Company anticipates entering into an employment agreement with Mr. Clanton effective as of the date of his appointment. A press release dated December 20, 2004 announcing Mr. Clanton’s appointment is attached as Exhibit 99.1, which press release is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number	Exhibit
99.1	Press Release dated December 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.
By:	/s/ Robert L. Fringer
Robert L. Fringer
Vice President and Assistant Secretary

Date: December 22, 2004

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated December 20, 2004.